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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): NOVEMBER 2, 1999





                            4FRONT TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




         DELAWARE                     0-8345                      84-0675510
         --------                     ------                      ----------
(State or Other Jurisdiction       (Commission                (I.R.S. Employer
 of Incorporation)                 File Number)              Identification No.)



6300 SOUTH SYRACUSE WAY, STE. 293,  ENGLEWOOD, CO                         80111
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(Address of Principal Executive Offices)                             (Zip Code)




Registrant's telephone number, including area code: 303-721-7341




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 2, 1999, pursuant to the terms of the Acquisition Agreement, dated as of September 21, 1999, by and among 4Front Technologies, Inc. ("4Front"), and CVSI, Inc. ("CVSI"), CVSI Acquisition Co., LLC ("Acquisition Co.") and Computervision Corporation ("Computervision" and, together with CVSI and Acquisition Co., collectively, the "Sellers"), 4Front completed its acquisition from the Sellers of all of the stock of CVSI for an aggregate cash consideration of approximately $25.5 million, including a discharge of debt. CVSI provides enterprise-wide hardware and software support services, consulting, and network services. As a result of the transaction, 4Front holds 100% of the ownership of the stock of CVSI.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K must be filed.

         (c)      EXHIBITS.

                  Exhibit 2.1 Acquisition Agreement, dated as of September 21, 1999, by and among 4Front Technologies, Inc., CVSI, Inc., CVSI Acquisition Co., LLC, Computervision Corporation, and the individuals set forth on Schedule A thereto.



                ALL OTHER ITEMS OF THIS REPORT ARE INAPPLICABLE.










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       4FRONT TECHNOLOGIES, INC.

                                       By: /s/Stephen McDonnell
                                           ------------------------------
                                           Stephen McDonnell
                                           Chief Financial Officer

Dated: November 9, 1999













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